Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2016 Second Quarter Results

WESTFORD, Mass., August 3, 2016 - Kadant Inc. (NYSE:KAI) reported its financial results for the second quarter ended July 2, 2016.

Second Quarter 2016 Financial Highlights

•
GAAP diluted earnings per share (EPS) declined 1% to $0.75 in the second quarter of 2016 compared to $0.76 in the second quarter of 2015. The second quarter of 2016 included a $0.04 unfavorable effect of foreign currency translation. Guidance was $0.50 to $0.53.

•
Adjusted diluted EPS increased 13% to $0.88 in the second quarter of 2016 compared to $0.78 in the second quarter of 2015. Adjusted diluted EPS in the second quarter of 2016 excludes $0.12 of expense for acquired profit in inventory and backlog and $0.01 of acquisition costs related to the acquisition of the PAALGROUP.

•
Revenue increased 14% to $112 million in the second quarter of 2016 compared to $98 million in the second quarter of 2015, including a $15 million, or 16%, increase from an acquisition and a $2 million, or 2%, decrease from the unfavorable effect of foreign currency translation. Excluding the acquisition and foreign currency translation effect, revenue was flat in the second quarter of 2016 compared to the second quarter of 2015. Guidance was $103 to $105 million.

•	Gross margin was 44.9% in the second quarter of 2016 compared to 46.5% in the second quarter of 2015.

•
Net income attributable to Kadant was strong at $8 million in both the second quarters of 2016 and 2015. Adjusted EBITDA increased 14% to a record $18 million in the second quarter of 2016 compared to $16 million in the second quarter of 2015.

•
Bookings increased 5% to $98 million in the second quarter of 2016 compared to $94 million in the second quarter of 2015, including a $14 million, or 15%, increase from an acquisition and a $2 million, or 2%, decrease from the unfavorable effect of foreign currency translation. Excluding the acquisition and foreign currency translation effect, bookings decreased 8% in the second quarter of 2016 compared to the second quarter of 2015.

•	Cash flows from operations were $14 million in both the second quarters of 2016 and 2015. Net debt (debt less cash) was $9 million at the end of the second quarter of 2016.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had an exceptional second quarter for revenue and earnings per share performance, which exceeded our guidance,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “Our adjusted diluted EPS was $0.88 in the second quarter of 2016, which was better than expected primarily due to strong performances from several operating units within our Stock-Preparation product line, which includes our most recent acquisition. In addition, the operating results from our Wood Processing and our Doctoring, Cleaning, & Filtration product lines were better than expected, the latter of which was due to the shipment of several large capital projects in the quarter.

“Despite the challenging economic headwinds experienced in most regions of the world in the first half of 2016, our internal revenue growth, excluding the acquisition and unfavorable effect of foreign currency translation, was a solid four percent. We are encouraged by the successes we have enjoyed from our strategic growth initiatives and the positive results we are seeing.”

Second Quarter 2016

Net income from continuing operations was $8.3 million in the second quarter of 2016, or $0.75 per diluted share, compared to $8.5 million, or $0.76 per diluted share, in the second quarter of 2015. Net income from continuing operations in the second quarter of 2016 included $1.4 million, or $0.12 per diluted share, of after-tax costs related to acquired profit in inventory and backlog and $0.1 million, or $0.01 per diluted share, of after-tax acquisition costs. Net income from continuing operations in the second quarter of 2015 included $0.2 million, or $0.02 per diluted share, of after-tax restructuring costs. Adjusted net income, a non-GAAP measure, was $9.8 million, or $0.88 per diluted share, in the second quarter of 2016 compared to $8.7 million, or $0.78 per diluted share, in the second quarter of 2015.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended July 2, 2016		Three Months Ended July 4, 2015
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net Income and Diluted EPS from continuing operations, as reported	$8.3	$0.75	$8.5	$0.76
Adjustments for the following:
Amortization of acquired profit in inventory and backlog, net of tax of $0.5 million	1.4	0.12	—	—
Acquisition costs, net of tax of $0.2 million	0.1	0.01	—	—
Restructuring costs, net of tax	—	—	0.2	0.02
Adjusted Net Income and Adjusted Diluted EPS	$9.8	$0.88	$8.7	$0.78

Operating income decreased three percent to $12.2 million in the second quarter of 2016 compared to $12.6 million in the second quarter of 2015. Operating income included $1.9 million of expense related to acquired profit in inventory and backlog and $0.3 million of acquisition costs in the second quarter of 2016. Operating income included $0.3 million of expense related to restructuring and acquired profit in inventory and backlog in the second quarter of 2015. Adjusted operating income, a non-GAAP measure, was $14.4 million in the second quarter of 2016 compared to $12.9 million in the second quarter of 2015.

Guidance

“We are pleased with our strong revenue and EPS performance in the second quarter, which was well above our forecast,” Mr. Painter continued. “Despite these strong results, weakening global market conditions have tempered our outlook for the second half of the year. For 2016, we expect revenues of $415 to $421 million, revised from our previous guidance of $412 to $422 million. We expect to achieve GAAP diluted EPS for 2016 of $2.75 to $2.81, revised from our previous guidance of $2.75 to $2.85. Our revised 2016 guidance includes $0.13 of acquisition costs, $0.12 of expense related to acquired profit in inventory and backlog, and a $0.02 gain on the sale of assets. Excluding the acquisition-related costs and gain, our adjusted diluted EPS guidance for 2016 is $2.98 to $3.04. For the third quarter of 2016, we expect to achieve GAAP diluted EPS of $0.62 to $0.65 on revenue of $103 to $105 million.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Thursday, August 4, 2016, at 11 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 46143277. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until September 2, 2016.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $15.2 million from an acquisition in the second quarter and first six months of 2016. Revenue also included a $2.0 million and $5.7 million unfavorable foreign currency translation effect in the second quarter and first six months of 2016, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•
Pre-tax gain on the sale of assets of $0.3 million in the first six months of 2016. Pre-tax restructuring costs of $0.2 million in the second quarter of 2015 and $0.3 million in the first six months of 2015.

•	Pre-tax acquisition costs of $0.3 million in the second quarter of 2016 and $1.7 million in the first six months of 2016.

•	Pre-tax expense related to acquired profit in inventory and backlog of $1.9 million in the second quarter and first six months of 2016 and $0.2 million in the first six months of 2015.

Adjusted net income and adjusted diluted EPS exclude:

•
After-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in the first six months of 2016 and after-tax restructuring costs of $0.2 million in the second quarter and $0.2 million ($0.3 million net of tax of $0.1 million) in the first six months of 2015.

•
After-tax acquisition costs of $0.1 million ($0.3 million net of tax of $0.2 million) in the second quarter of 2016 and $1.4 million ($1.7 million net of tax of $0.3 million) in the first six months of 2016.

•
After-tax expense related to acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in the second quarter and first six months of 2016. After-tax expense related to acquired profit in inventory and backlog of $0.1 million ($0.2 million net of tax of $0.1 million) in the first six months of 2015.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

Revenues	$111,828	$98,327	$208,366	$190,578
Costs and Operating Expenses:
Cost of revenues	61,567	52,600	114,129	100,514
Selling, general, and administrative expenses	36,072	31,068	68,568	63,290
Research and development expenses	1,945	1,800	3,649	3,460
Restructuring costs and other income	—	216	(317)	300
	99,584	85,684	186,029	167,564
Operating Income	12,244	12,643	22,337	23,014
Interest Income	66	43	121	96
Interest Expense	(340)	(231)	(609)	(462)
Income from Continuing Operations Before Provision
for Income Taxes	11,970	12,455	21,849	22,648
Provision for Income Taxes	3,531	3,914	6,419	7,182
Income from Continuing Operations	8,439	8,541	15,430	15,466
(Loss) Income from Discontinued Operation, Net of Tax	—	(5)	—	60
Net Income	8,439	8,536	15,430	15,526
Net Income Attributable to Noncontrolling Interest	(128)	(72)	(243)	(165)
Net Income Attributable to Kadant	$8,311	$8,464	$15,187	$15,361

Earnings per Share Attributable to Kadant:
Basic	$0.76	$0.77	$1.40	$1.41
Diluted	$0.75	$0.76	$1.37	$1.38

Weighted Average Shares:
Basic	10,870	10,948	10,831	10,920
Diluted	11,152	11,173	11,085	11,130

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Product Line	July 2, 2016	July 4, 2015		Translation (a,b)
Stock-Preparation	$49,641	$35,271	$14,370	$14,549
Doctoring, Cleaning, & Filtration	27,580	26,800	780	1,794
Fluid-Handling	23,110	24,554	(1,444)	(1,078)
Papermaking Systems	100,331	86,625	13,706	15,265
Wood Processing Systems	8,768	9,019	(251)	173
Fiber-Based Products	2,729	2,683	46	46
	$111,828	$98,327	$13,501	$15,484

-more-

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 2, 2016	July 4, 2015		Translation (a,b)
Stock-Preparation	$88,059	$65,917	$22,142	$22,938
Doctoring, Cleaning, & Filtration	51,419	54,086	(2,667)	(481)
Fluid-Handling	44,880	47,277	(2,397)	(991)
Papermaking Systems	184,358	167,280	17,078	21,466
Wood Processing Systems	17,475	16,791	684	2,030
Fiber-Based Products	6,533	6,507	26	26
	$208,366	$190,578	$17,788	$23,522

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Product Line	July 2, 2016	April 2, 2016		Translation (a,b)
Stock-Preparation	$49,641	$38,418	$11,223	$10,932
Doctoring, Cleaning, & Filtration	27,580	23,839	3,741	3,326
Fluid-Handling	23,110	21,770	1,340	970
Papermaking Systems	100,331	84,027	16,304	15,228
Wood Processing Systems	8,768	8,707	61	(469)
Fiber-Based Products	2,729	3,804	(1,075)	(1,075)
	$111,828	$96,538	$15,290	$13,684

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Geography (c)	July 2, 2016	July 4, 2015		Translation (a,b)
North America	$53,830	$59,075	$(5,245)	$(4,557)
Europe	32,960	17,734	15,226	14,963
Asia	13,985	14,044	(59)	666
Rest of World	11,053	7,474	3,579	4,412
	$111,828	$98,327	$13,501	$15,484

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 2, 2016	July 4, 2015		Translation (a,b)
North America	$108,639	$116,166	$(7,527)	$(5,742)
Europe	53,925	33,990	19,935	20,402
Asia	26,990	27,174	(184)	1,292
Rest of World	18,812	13,248	5,564	7,570
	$208,366	$190,578	$17,788	$23,522

-more-

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Geography (c)	July 2, 2016	April 2, 2016		Translation (a,b)
North America	$53,830	$54,809	$(979)	$(1,505)
Europe	32,960	20,965	11,995	11,571
Asia	13,985	13,005	980	893
Rest of World	11,053	7,759	3,294	2,725
	$111,828	$96,538	$15,290	$13,684

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Bookings by Product Line	July 2, 2016	July 4, 2015		Translation (a)
Stock-Preparation	$37,152	$28,588	$8,564	$8,861
Doctoring, Cleaning, & Filtration	27,868	25,972	1,896	2,864
Fluid-Handling	23,391	23,303	88	378
Papermaking Systems	88,411	77,863	10,548	12,103
Wood Processing Systems	7,977	13,185	(5,208)	(4,821)
Fiber-Based Products	1,739	2,670	(931)	(931)
	$98,127	$93,718	$4,409	$6,351

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 2, 2016	July 4, 2015		Translation (a)
Stock-Preparation	$66,189	$72,931	$(6,742)	$(5,819)
Doctoring, Cleaning, & Filtration	58,869	53,020	5,849	8,125
Fluid-Handling	45,886	49,395	(3,509)	(2,327)
Papermaking Systems	170,944	175,346	(4,402)	(21)
Wood Processing Systems	18,358	21,175	(2,817)	(1,331)
Fiber-Based Products	5,729	5,194	535	535
	$195,031	$201,715	$(6,684)	$(817)

-more-

	Three Months Ended		Six Months Ended
Business Segment Information	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Gross Profit Margin:
Papermaking Systems	44.6%	46.2%	45.5%	46.8%
Other	48.4%	48.9%	43.3%	50.5%
	44.9%	46.5%	45.2%	47.3%

Operating Income:
Papermaking Systems	$14,335	$15,030	$27,832	$27,313
Corporate and Other	(2,091)	(2,387)	(5,495)	(4,299)
	$12,244	$12,643	$22,337	$23,014

Adjusted Operating Income (b) (g):
Papermaking Systems	$16,307	$15,295	$30,892	$27,801
Corporate and Other	(1,877)	(2,387)	(5,281)	(4,299)
	$14,430	$12,908	$25,611	$23,502

Capital Expenditures:
Papermaking Systems	$1,140	$1,202	$1,658	$2,154
Corporate and Other	72	233	78	497
	$1,212	$1,435	$1,736	$2,651

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Cash Provided by Operations (h)	$13,628	$14,359	$19,209	$12,140
Depreciation and Amortization Expense	4,913	2,753	7,477	5,663

Balance Sheet Data			July 2, 2016	Jan. 2, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$54,917	$66,936
Accounts Receivable, net			65,897	64,321
Inventories			63,464	56,758
Unbilled Contract Costs and Fees			5,776	6,580
Other Current Assets			11,423	10,525
Property, Plant and Equipment, net			48,939	42,293
Intangible Assets			58,584	38,032
Goodwill			157,473	119,051
Other Assets			14,309	11,002
			$480,782	$415,498
Liabilities and Stockholders' Equity
Accounts Payable			$30,828	$24,418
Short- and Long-term Debt			64,315	31,250
Other Liabilities			104,428	91,885
Total Liabilities			199,571	147,553
Stockholders' Equity			281,211	267,945
			$480,782	$415,498

-more-

Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Six Months Ended
Reconciliation		July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Consolidated
	Net Income Attributable to Kadant	$8,311	$8,464	$15,187	$15,361
	Net Income Attributable to Noncontrolling Interest	128	72	243	165
	Loss (Income) from Discontinued Operation, Net of Tax	—	5	—	(60)
	Provision for Income Taxes	3,531	3,914	6,419	7,182
	Interest Expense, net	274	188	488	366
	Operating Income	12,244	12,643	22,337	23,014
	Restructuring Costs and Other Income	—	216	(317)	300
	Acquisition Costs (d)	260	—	1,665	—
	Acquired Backlog Amortization (e)	1,468	16	1,468	107
	Acquired Profit in Inventory (f)	458	33	458	81
	Adjusted Operating Income (b)	14,430	12,908	25,611	23,502
	Depreciation and Amortization	3,445	2,737	6,009	5,556
	Adjusted EBITDA (b)	$17,875	$15,645	$31,620	$29,058

Papermaking Systems
	Operating Income	$14,335	$15,030	$27,832	$27,313
	Restructuring Costs and Other Income	—	216	(317)	300
	Acquisition Costs (d)	46	—	1,451	—
	Acquired Backlog Amortization (e)	1,468	16	1,468	107
	Acquired Profit in Inventory (f)	458	33	458	81
	Adjusted Operating Income (b)	16,307	15,295	30,892	27,801
	Depreciation and Amortization	2,737	1,977	4,613	4,049
	Adjusted EBITDA (b)	$19,044	$17,272	$35,505	$31,850

Corporate and Other
	Operating Loss	$(2,091)	$(2,387)	$(5,495)	$(4,299)
	Acquisition Costs (d)	214	—	214	—
	Adjusted Operating Income (b)	(1,877)	(2,387)	(5,281)	(4,299)
	Depreciation and Amortization	708	760	1,396	1,507
	EBITDA (b)	$(1,169)	$(1,627)	$(3,885)	$(2,792)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs related to our acquisition of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2016-09.

-more-

About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $390 million in fiscal year 2015 and 2,000 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

###